[INVESTMENT PROFILE OF WIDEPOINT CORPORATION AS PREPARED BY HAWK ASSOCIATES INC., THE INVESTOR RELATIONS FIRM OF WIDEPOINT CORPORATION]

Widepoint To Commence Trading On The American Stock Exchange Under Symbol WYY On Tuesday, Sept. 26. Subsidiary ORC Receives First Issued
GSA Approval To Provide Complete Hspd-12 Security Measures.

COMPANY DESCRIPTION

WidePoint is a technology-based provider of product and services to both the government sector and commercial markets. The company presently specializes in providing systems engineering and information technology services as well as PKI eAuthentication and credentialing services. WidePoint intends to significantly expand its revenue base by acquiring strategic assets and driving organic growth through cross-marketing solutions among its subsidiaries.

WidePoint currently derives the majority of its revenue through security and authentication contracts with the federal government. Through a wholly owned subsidiary, the company maintains several major government certifications in public key infrastructure (PKI) and secure credentialing. By delivering certified PKI technology, the company enables organizations to deploy fully compliant identity and authentication services in accordance with government- mandated regulations.

WidePoint offices in Northern Virginia design and implement the highest levels of infrastructure protection for federal, state and local governments. Company personnel based near Chicago plan, manage and implement information technology solutions for commercial customers. In addition to the Department of Defense (DoD) and the Department of Homeland Security, WidePoint clients include several major pharmaceutical companies, a leading insurance provider, Northrop Grumman, Lockheed Martin, BAE Systems, Boeing Aerospace, as well as the U.S. Treasury Department, U.S. Patent & Trademark Office, the General Services Administration and the Department of Justice.

WDPT — OTCBB • September 25, 2006
Closing Price (09/22/06) $2.88
FY ‘05 Revenue $13.3 mil.
52-Week Range $0.72-$3.25
FY ‘05 Net Income ($7.4 mil.)
Market Cap. $95 mil.
Diluted EPS ($0.30)
Basic Shares 33 mil.
Diluted Shares 54 mil.
Insider Ownership 20%
Total Assets (06/30/06) $11 mil.
Est. Public Float 9 mil.
Total Liabilities (06/30/06) $3.77 mil.
Average Daily Trading 172,368
Fiscal Year End Dec. 31

ORC

In an effort to capitalize on a significant increase in government spending on security solutions, WidePoint acquired privately owned Operational Research Consultants, Inc. (ORC) in October of 2004. ORC is an elite provider of information assurance and secure authentication services for business-to-government, government-to-government and citizen-to-government transactions. ORC has issued more than 20,000 digital certificates to date.

ORC is at the forefront of implementing PKI solutions. The company intends to become the market’s leading systems engineering firm specializing in providing information assurance and security solutions to government and commercial customers. ORC’s identity Management and e-Authentication Services have received four major U.S. government certifications. ORC remains the exclusive holder of one such qualification and has near-exclusive status in the others.

ORC is distinguished as the first designated DoD Interim External Certificate Authority as well as the first U.S. Government External Certificate Authority (ECA). The company is the sole ECA authorized to issue server and code signing certificates in addition to personal certificates. ORC is one of only three providers of GSA Access Certificates for Electronics Services and is the first commercial GSA eAuthentication Credential Service Provider. ORC is a GSA Shared Service Provider (SSP) supporting the HSPD-12 and FIPS 201 initiatives and is a lead systems integrator for the DoD PKI initiative.

Built on open standards to ensure maximum flexibility, ORC’s PKI solutions are interoperable with legacy systems and integrate seamlessly with all leading off-the-shelf applications. The company provides a wide range of PKI solutions. Managed PKI services dramatically lower the total cost of ownership when compared to standalone implementations. The company’s digital certificates enable secure transactions with government agencies and other high-security organizations. As a certified third party, ORC also provides secure in-house network capabilities to federal and commercial clients.

PUBLIC KEY INFRASTRUCTURE

PKI enables users of public networks to securely exchange data through the use of a pair of public and private cryptographic keys distributed by a trusted third party. PKI includes both the digital certificates used to identify an individual or organization and the back-end processes and technology that store and administer the certificates. The company is qualified to provide a wide range of solutions from certificates to a full suite of back-end services to the federal government. It is currently the only audited provider of highly secure Level III and IV PKI certificates.

PKI allows for third-party vetting of user identities by effectively binding digital certificates to specific users. The cryptography underlying this technology validates user identities via centrally located software and remotely located applications. PKI typically consists of server software administered by a “certificate authority,” client software, tightly controlled operational procedures and hardware such as smart cards. The technology enables parties to communicate securely while ensuring the integrity of each message and authenticating the identity of each user without having to exchange confidential information in advance.

RECENT KEY DEVELOPMENTS

09/25/06 WidePoint to commence trading on the American Stock Exchange under symbol WYY on Tuesday, Sept. 26.

08/15/06 WidePoint announces Q2 revenue of $4.8 mil.

07/25/06 WidePoint subsidiary ORC receives first-issued GSA approval to provide complete HSPD-12 security measures.

05/16/06 Q1 '06 revenues $2.68 mil. vs. $2.67 mil. in the first quarter of fiscal 2005. Net loss of $258,000 or ($0.01) per diluted share compared to $432,962 in Q1 '05.

04/03/06 2005 year-end revenue up 139% to $13.2 mil. vs. $5.5 mil. in 2004. Net loss of $7.4 mil. or ($0.30) per diluted share compared with net loss of $4.3 mil. or ($0.26) per diluted share in 2004.

11/21/05 Q3 ‘05 revenues up 302% to $3.6 mil. vs $907k in the third quarter of fiscal 2004. Net income of $723k or $0.01 per diluted share compared with net loss of $105k or ($0.01) per diluted share in Q3 ‘04.

THE OUTLOOK

WidePoint subsidiary ORC has formed a strategic partnership with RSA Security to offer an integrated portfolio of HSPD-12 solutions to U.S. federal agencies and global commercial clients. ORC has also received a blanket purchase agreement (BPA) from the General Services Administration with a ceiling of $100 million to provide digital certificates, credentialing services and managed PKI services.

WidePoint’s immediate operational plans include capitalizing on the expected growth in its target markets through strategic acquisitions, aggressively pursuing PKI identity management and secure authentication contracts and leveraging existing certifications into an expanded customer base. The company will continue to seek out acquisitions that further enhance its technology portfolio and increase its customer base in the government and commercial markets.

The use of PKI is becoming mandatory for many companies doing business with federal, state and local governments. Companies ranging from healthcare service providers to financial institutions and insurance companies can authenticate, validate, encrypt, sign and audit electronic data transfers using WidePoint’s managed PKI services in compliance with federal regulations such as HIPAA and the Gramm-Leach-Bliley Act. In addition, as per HSPD-12, access to certain government computer systems can be granted only when an agency is provided with assurance that the individual attempting access has been correctly identified and authenticated. The certificates provided by WidePoint — on an exclusive basis in some cases — serve as the trusted credentials required by the federal government.

Management believes there is a base of 5 million to 15 million users in the government contractor market alone for the company’s PKI certificates, currently priced on an annually recurring basis from $35 to $100 depending upon the level of managed services and support selected by the customer. The company believes it is well-positioned to capture a significant segment of this $175 million to $1.5 billion market opportunity.

WidePoint’s competition within the information security market is limited, as most other companies are focused on low to medium levels of assurance. Management believes its ORC subsidiary is the only company that has satisfied all of the federal certification requirements to serve the medium- to high-level government information assurance and security market. WidePoint believes it possesses a six- to eight-month lead on competition intending to enter this market. By combining ORC’s PKI certifications with existing IT capabilities enhanced by future acquisitions, WidePoint anticipates a dramatic increase in revenues looking ahead to 2008.

WidePoint was approved for trading on the American Stock Exchange under the symbol WYY. The company will begin trading on the exchange the week of September 25.

RISK FACTORS

• Larger, better financed competitors
• Integration of future acquisitions
• Highly competitive market
• Ability to successfully secure government contracts

WEBSITE INFORMATION

Copies of press releases, Level II price quotes, SEC filings, Java stock charts and other valuable information for investors may be found at:
www.hawkassociates.com
www.americanmicrocaps.com
www.widepoint.com
www.orc.com

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